Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                          For the Month of May 1998
                      Distribution Date of June 22, 1998
                           Servicer Certificate #37

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $66,167,079.84
Beginning Pool Factor                                           0.1557315

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,874,038.78
     Interest Collected                                       $589,354.83

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $198,574.51
Total Additional Deposits                                     $198,574.51

Repos / Chargeoffs                                             $77,369.90
Aggregate Number of Notes Charged Off                                  35

Total Available Funds                                       $5,538,077.66

Ending Pool Balance                                        $61,339,561.62
Ending Pool Factor                                              0.1443694

Servicing Fee                                                  $55,139.23

Repayment of Servicer Advances                                $123,890.46

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,256,120.03
     Target Percentage                                               6.00%
     Target Balance                                         $3,680,373.70
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($333,655.11)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.416%
Current Weighted Average Remaining Term (months):                   18.39

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $789,310.07       567
                                31 - 60 days            $229,139.70       186
                                60+  days               $118,196.00        59

     Total:                                           $1,136,645.77       606

     Balances:                  60+  days               $608,099.63        59

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $41,155.83
+    Excess Serv.                                       $292,499.28
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,256,120.03

Exhibit 20.2
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of May 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $66,167,079.84
Ending Pool Balance                             $61,339,561.62

Collected Principal                              $4,750,148.32
Collected Interest                                 $589,354.83
Charge - Offs                                       $77,369.90
Liquidation Proceeds / Recoveries                  $198,574.51
Servicing                                           $55,139.23
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $5,482,938.43

Beginning Balance                               $66,167,079.84              $0.00     $59,131,257.03     $7,035,822.81

Interest Due                                       $362,920.93              $0.00        $322,758.11        $40,162.82
Interest Paid                                      $362,920.93              $0.00        $322,758.11        $40,162.82
Principal Due                                    $4,827,518.22              $0.00      $4,658,555.08       $168,963.14
Principal Paid                                   $4,827,518.22              $0.00      $4,658,555.08       $168,963.14

Ending Balance                                  $61,339,561.62              $0.00     $54,472,701.95     $6,866,859.67
Note / Certificate Pool Factor                                             0.0000             0.1651            0.4615
   (Ending Balance / Original Pool Amount)
Total Distributions                              $5,190,439.15              $0.00      $4,981,313.19       $209,125.96

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $292,499.28
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,256,120.03
(Release) / Draw                                  ($333,655.11)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.2
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of May 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                   3                   2                  1
                                         Jan-98              Feb-98             Mar-98              Apr-98              May-98
Beginning Pool Balance              $93,080,172.51      $86,209,584.99     $79,351,205.60      $72,583,996.78      $66,167,079.84

A)   Loss Trigger:
Principal of Contracts Charged Off     $456,053.72          $71,697.69         $46,251.49          $26,014.00          $77,369.90
Recoveries                              $88,153.58         $107,486.79        $184,312.69         $846,903.13         $198,574.51

Total Charged Off (Months 5, 4, 3)     $574,002.90
Total Recoveries (Months 3, 2, 1)    $1,229,790.33
Net Loss / (Recoveries) for 3 Mos     ($655,787.43)(a)

Total Balance (Months 5, 4, 3)     $258,640,963.10 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -3.0426%

Trigger:  Is Ratio > 1.5%                       No
                                                                                Mar-98              Apr-98              May-98

B)   Delinquency Trigger:                                                     $578,649.10         $677,615.13         $608,099.63
     Balance delinquency 60+ days                                                0.72923%            0.93356%            0.91904%
     As % of Beginning Pool Balance                                              0.76808%            0.81189%            0.86061%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer